SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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First Clover Leaf Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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April 26, 2013

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of First Clover Leaf Financial Corp. Our Annual Meeting will be held at the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Thursday, May 30, 2013.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted. Our directors and officers will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The Annual Meeting is being held so that stockholders may vote upon the election of directors, the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2013, a proposal to consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers (commonly referred to as “say-on-pay”), and a proposal to consider and approve the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for stockholder consideration (commonly referred to as “frequency on pay”) and any other business that properly comes before the Annual Meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

Sincerely,
/s/ Dennis M. Terry

Dennis M. Terry
President and Chief Executive Officer

First Clover Leaf Financial Corp.
6814 GOSHEN ROAD
EDWARDSVILLE, ILLINOIS 62025
(618) 656-6122

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 30, 2013

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of First Clover Leaf Financial Corp. will be held at the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Thursday, May 30, 2013.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is being held so that stockholders may vote on the following matters:

1.	The election of three directors of First Clover Leaf Financial Corp.;
2.	The ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2013;
3.	The approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers;
4.	An advisory vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for stockholder consideration; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 19, 2013 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

Our proxy statement, Annual Report to Stockholders and proxy card are available on www.cfpproxy.com/6040.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Donna Brandmeyer

Donna Brandmeyer
Corporate Secretary

Edwardsville, Illinois

April 26, 2013

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

of

First Clover Leaf Financial Corp.

6814 Goshen Road
Edwardsville, Illinois 62025
(618) 656-6122

ANNUAL MEETING OF STOCKHOLDERS
To be Held May 30, 2013

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First Clover Leaf Financial Corp. to be used at our Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Thursday, May 30, 2013, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 26, 2013.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” proposals 1, 2 and 3 and “FOR” the “ONE YEAR” option presented for Proposal 4 set forth in this Proxy Statement.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to our Secretary at our address shown above, the submission of a later-dated proxy, or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.10 per share, as of the close of business on April 19, 2013 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, we had 7,312,558 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board of Directors, to WITHHOLD AUTHORITY to vote for all the nominees being proposed or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.

As to the ratification of our independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of our independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a stockholder may:  (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution.  The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes and proxies marked “ABSTAIN,” is required for the approval of the non-binding resolution.  While this vote is required by law, it will neither be binding on First Clover Leaf or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, First Clover Leaf or the Board of Directors.

As to the advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation, a stockholder may: (i) select that stockholders consider the proposal every “ONE YEAR”; (ii) select that stockholders consider the proposal every “TWO YEARS”; (iii) select that stockholders consider the proposal every “THREE YEARS”; or (iv) “ABSTAIN” from voting on the proposal.  Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the votes cast.   However, because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by First Clover Leaf’s stockholders.  Even though this vote will neither be binding on First Clover Leaf or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, First Clover Leaf or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in our proxy statements.

In the event at the time of the Annual Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by our Board of Directors.

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Persons and groups who beneficially own in excess of five percent of our common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of April 19, 2013, the Record Date, the shares of common stock beneficially owned by our named executive officers and directors individually, by executive officers and directors as a group, and by each person or group known by us to beneficially own in excess of five percent of our common stock

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding

Directors and Executive Officers: (2)

William D. Barlow (3)	1,000	*
Lisa R. Fowler (4)	7,263	*
Joseph J. Gugger (5)	508,463	6.95%
Mona B. Haberer	0	*
Joseph Helms (6)	110,850	1.52
Kenneth Highlander (7)	74,371	1.02
Darlene F. McDonald (8)	3,059	*
Gary D. Niebur	19,204	*
Bradley S. Rench (9)	8,767	*
Joseph Stevens (10)	107,887	1.48
Gerard A. Schuetzenhofer (11)	107,286	1.47
Dennis M. Terry (12)	69,412	1.00
Mary Westerhold (13)	281,485	3.85

All Directors and Executive Officers as a Group (13 persons)		17.76%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares. The shares set forth above for directors and executive officers include all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2)	The business address of each director and executive officer is 6814 Goshen Road, Edwardsville, Illinois 62025.
(3)	All of such shares of common stock are owned through an IRA.
(4)	Includes 6,619 shares of common stock owned through an IRA.
(5)	Includes 438,893 shares of common stock owned by a trust, 58,400 owned by a partnership, and 11,170 owned by Mr. Gugger’s child.
(6)	Includes 49,360 shares of common stock owned by a trust, 29,040 owned through an IRA, and 32,250 owned by an estate of which Dr. Helms is the executor and beneficiary.
(7)	Includes 17,921 shares owned by Mr. Highlander’s spouse and 2,000 shares owned through an IRA. Also includes 48,250 shares of common stock pledged as collateral.
(8)	Includes 2,621 shares of common stock owned through an IRA.
(9)	All of such shares of common stock are owned through an IRA.
(10)	Includes 19,360 shares of common stock owned by Mr. Stevens’ spouse, and 2,500 shares owned by a trust.
(11)	Includes 44,040 shares of common stock owned by Mr. Schuetzenhofer’s company, and 5,000 shares of common stock owned by Mr. Schuetzenhofer’s spouse.
(12)	All of such shares of common stock are owned through an IRA.
(13)	Includes 153,320 shares owned by trusts of which Ms. Westerhold is a trustee; 94,921 shares owned by limited liability companies of which Ms. Westerhold is a member; and 33,244 shares owned by Ms. Westerhold’s minor children.
*	Less than 1%.
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PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors is comprised of nine members. Our bylaws provide, and the terms of our Board of Directors are classified so, that approximately one-third of the directors are to be elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting. Our Nominating Committee has nominated Joseph J. Gugger, Kenneth Highlander and Gary D. Niebur to serve as directors for three-year terms. Each of the nominees is currently a member of the Board of Directors, and each has agreed to serve as a director, if elected.

The table below sets forth certain information regarding the composition of our Board of Directors, including the terms of office of each director. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such other substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The Board of Directors recommends a vote “FOR” each of the nominees listed in this Proxy Statement.

The following table sets forth certain information regarding our directors.

Name	Age at December 31, 2012	Position	Current Term Expires	Director Since(1)

Nominees

Joseph J. Gugger	62	Director	2013	2006
Kenneth Highlander	59	Director	2013	2009
Gary D. Niebur	57	Director	2013	2009

Directors Continuing in Office

Joseph Helms	75	Chairman of the Board	2014	1972
Mary Westerhold	47	Director	2014	2011
Dennis M. Terry	65	President, Chief Executive	2014	2009
		Officer and Director
Mona B. Haberer	54	Director	2015	2013
Joseph Stevens	67	Director	2015	1990
Gerard A. Schuetzenhofer	55	Director	2015	2009

(1)	Includes service on the Board of Directors of First Federal Savings & Loan Association of Edwardsville, the predecessor savings association subsidiary of First Clover Leaf Financial Corp.

The Business Background of Our Directors and Executive Officers. The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

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Directors

Gerard A. Schuetzenhofer is Chairman of the Board of Directors. Mr. Schuetzenhofer is the President of Coldwell Banker Brown Realtors/Coldwell Banker Commercial Brown Realtors, a real estate brokerage firm with offices in Edwardsville, O’Fallon, Troy, Highland and Belleville, Illinois. He has held the position of President since 1989. Mr. Schuetzenhofer’s experience as the owner of a local real estate brokerage firm provides the Board with assistance in assessing local real estate values, trends and developments and in identifying potential new lending customers and assessing the relative risk of projects and properties securing loans made by the Company and its subsidiaries.

Joseph J. Gugger has served as a partner of Fastechnology LLC, an engineering company, since 1999; a partner of CBC LLC, a real estate company, since 1999; and as the owner of Gugger Group, Inc., a manufacturing and investment company, since 1993. Mr. Gugger serves as President of the EGHM Foundation, a local foundation consisting of 24 local business leaders. Mr. Gugger is also very active in other civic groups. Mr. Gugger was a member of the board of directors of Clover Leaf Financial Corp. and Clover Leaf Bank until their acquisition in July 2006 by First Clover Leaf Financial Corp. Mr. Gugger’s experience in managing the operations of a various companies provides the Board with general business acumen. Additionally, his partnership experience with CBC LLC provides the Board with assistance in assessing local real estate values, trends and developments and in identifying potential new lending customers and assessing the relative risk of projects and properties securing loans made by the Company and its subsidiaries.

Mona B. Haberer has served as the President and Chief Executive Officer of Florists’ Insurance Companies in Edwardsville, Illinois, since 2008. Ms. Haberer has been employed with Florists’ insurance Companies since 1989, and previously served as Chief Financial Officer. Ms. Haberer is a member of the American Institute of Certified Public Accountants. Ms. Haberer is also an active member in several civic groups including the Horticultural Research Institute Investment Committee, The Leadership Council of Southwestern Illinois, Area Agency on Aging Southwestern Illinois Advisory Board member, and a Foundation Board Member for both Lewis & Clark Community College and Southern Illinois University Edwardsville. Ms. Haberer’s experience in managing corporate operations provides the Board with general business acumen. In addition her financial and accounting experience provides the Board with valuable insight in the accounting and strategic transactions involving the Company.

Joseph Helms is retired. Prior to his retirement in 2002, Dr. Helms was a veterinarian at the Hawthorne Animal Hospital. Dr. Helms’ local contacts with customers and businesses and institutional knowledge of the development of First Clover Leaf Bank provide the Board with valuable perspective as to the operations of the Company and with respect to business generation and product offerings.

Kenneth P. Highlander is the retired President of Ready-Mix Services, Inc., a concrete manufacturer with plants in Hamel, Alton and Collinsville, Illinois. Mr. Highlander has been employed by Ready-Mix Services since 1971. Mr. Highlander’s experience in managing the operations of a manufacturing company provides the Board with general business acumen.

Gary D. Niebur has served as the Mayor of Edwardsville, Illinois since 1993, and has served as the Executive Director of the Edwardsville YMCA since 1982. Mr. Niebur is a lifelong resident of Edwardsville. His knowledge of the community and surrounding area, local municipalities and contacts with local community leaders provides the Board with insight into the bank’s market and service area.

Joseph Stevens is the owner of Market Basket Grocery and Garden Center, a retail business established in 1971 with locations in Edwardsville, Godfrey, O’Fallon and Caseyville Illinois. Mr. Stevens’ experience as a local business owner and operator provides the board with insight into product offerings aimed at local small businesses.

Dennis M. Terry has served as our President and Chief Executive Officer since October 2006 and was our Chief Operating Officer beginning July 2006, at the time of our acquisition of Clover Leaf Bank. Prior to July 2006, since 2000, Mr. Terry served as President and Chief Executive Officer of Clover Leaf Bank. Mr. Terry has over 40 years of experience in banking. Mr. Terry’s significant local banking experience and continued participation in the financial industry trade associations provides the Board with a perspective on the day to day operations of First Clover Leaf Bank and assists the Board in assessing the trends and developments in the financial institutions industry on a local and national basis.

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Mary Westerhold is the Vice President & Chief Financial Officer of Madison Telephone Company, Madison Communications Company, and Madison Network Systems; all are communication companies in Staunton Illinois, where she has been employed since 1992. Prior to 1992, Ms. Westerhold served as a Commercial Loan Officer for Mark Twain Bancshares. Ms. Westerhold also serves as Chairman of the Greater Edwardsville Area Community Foundation. Ms. Westerhold is also an active member in other civic groups. Ms. Westerhold’s experience in managing the operations of the various companies provides the Board with general business acumen. In addition her financial and accounting experience provides the Board with valuable insight in the accounting and strategic transactions involving the company.

Executive Officers Who Are Not Directors

William D. Barlow, 54, has served as our Senior Vice President and Senior Lender since 2011. Prior to his employment at First Clover Leaf Bank, from 2001 to 2011 Mr. Barlow was Senior Vice President and Senior Lender of the Bank of Edwardsville, an Illinois-chartered bank headquartered in Edwardsville, Illinois.

Lisa R. Fowler, 46, has served as our Senior Vice President – Chief Lending Officer since our July 2006 acquisition of Clover Leaf Bank. Prior to July 2006, since June 2000, Ms. Fowler served as Senior Vice President of Clover Leaf Bank.

Darlene F. McDonald, 50, has served as our Senior Vice President and Chief Financial Officer since our July 2006 acquisition of Clover Leaf Bank. Prior to July 2006, since 2000, Ms. McDonald served as Senior Vice President, Treasurer and Secretary of Clover Leaf Bank.

Brad S. Rench, 54, served as our Executive Vice President and Chief Operating Officer from 2008 until his resignation in April 2013. Prior to his employment at First Clover Leaf, from 2004 through 2008 Mr. Rench was President and Chief Executive Officer of Meridian Bank, an Illinois-chartered bank headquartered in Eldred, Illinois.

Meetings and Committees of the Board of Directors

Our Board of Directors meets on a monthly basis and may hold additional special meetings. During the year ended December 31, 2012, the Board of Directors held 12 regular meetings and two special meetings. No member of the Board or any Board committee attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Executive sessions of the independent directors of the board are held on a regularly scheduled basis.

Our board committees include an Executive Committee, Compensation and Personnel Committee, Nominating Committee and an Audit Committee. The Chairman of the Board appoints all committee members.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Mr. Terry is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Terry is not independent because he is one of our executive officers.

Board Leadership Structure

At First Clover Leaf Financial Corp. the positions of Chairman of the Board and Chief Executive Officer have always been held by different individuals. The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings, and presides over meetings of the full Board and the Executive Committee. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. Pursuant to Nasdaq listing rules, the Audit Committee, Compensation and Personnel Committee and Nominating Committee are comprised and chaired solely by independent directors.

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Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Nominating Committee

The Nominating Committee consists of directors Helms, Gugger, Highlander, Niebur, Schuetzenhofer, Stevens and Westerhold, each of whom is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Board of Directors has adopted a written charter for the Committee. The Nominating Committee charter is posted on the Company website: www.firstcloverleafbank.com. The Nominating Committee met once during 2012.

The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;
•	to review and monitor compliance with the requirements for board independence; and
•	to review the committee structure and make recommendations to the Board regarding committee membership.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity;
•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;
•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;
•	is familiar with the communities in which we operate and/or is actively engaged in community activities;
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•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our stockholders; and
•	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

In addition, the Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, whether the candidate would satisfy the SEC’s independence standards applicable to members of our audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

We do not maintain a specific diversity policy, but diversity is considered in our review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

Procedures for the Recommendation of Director Nominees by Stockholders

The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. There have been no material changes to these procedures since they were previously disclosed in the proxy statement for our last annual meeting of stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders. Stockholders may submit the names of qualified candidates for director by writing to the Corporate Secretary, at 6814 Goshen Road, Edwardsville, Illinois 62025. The Corporate Secretary must receive a submission not more than 120 days and not less than 90 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	the name and address of the stockholder as he or she appears on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);
•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);
•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between the candidate and us;
•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be Conducted at Annual Meeting.”

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The committee did not receive any stockholder-recommended nominees for inclusion in this Proxy Statement.

Stockholder Communications with the Board

Any of our stockholders who want to communicate with the Board of Directors or with any individual director can write to our Corporate Secretary, at 6814 Goshen Road, Edwardsville, Illinois 62025. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not previously forwarded and make those communications available to the directors.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. This Code is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. There were no amendments made to or waivers from our Code of Ethics in 2012. A copy of our Code of Ethics is posted on the Company website: www.firstcloverleafbank.com.

Attendance at Annual Meetings of Stockholders

We do not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable conflicts. All of our directors attended our 2012 Annual Meeting of Stockholders.

Compensation and Personnel Committee

The members of the Compensation and Personnel Committee are directors Helms, Niebur, Schuetzenhofer, Stevens and Westerhold, each of whom is considered “independent” as defined in the Nasdaq corporate governance listings standards. The committee is responsible for reviewing all compensation matters related to our employees. The Compensation and Personnel Committee does not operate under a written charter. The Compensation and Personnel Committee met five times during 2012.

The members of the Compensation and Personnel Committee are appointed by the Chairman of the Board. The Committee is chaired by Director Schuetzenhofer. The Committee is vested with the authority to review all personnel matters including salaries and benefits. There are no executive officers on this Committee, nor did any participate in the determination of salaries or bonuses for the executive officers for 2012.

The role of the Compensation and Personnel Committee is to review annually the compensation levels of the executive officers and directors and recommend compensation changes to the Board of Directors. It is intended that the executive compensation program will enable us to attract, develop and retain talented executive officers who are capable of maximizing our performance for the benefit of the stockholders.

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Audit Committee

Our Audit Committee consists of directors Highlander (Chairman), Niebur and Stevens, each of whom is “independent” under the Nasdaq corporate governance listing standards and SEC Rule 10A-3. The Board has determined that Messrs. Highlander and Niebur qualify as “audit committee financial experts” as that term is used in the rules and regulations of the SEC.

The Audit Committee reviews the contents of and conclusions in audit reports prepared by our independent registered public accounting firm, reviews and approves the annual engagement of our independent registered public accounting firm, our audit policy, and reviews with management and our independent registered public accounting firm, our financial statements and internal controls. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on the Company website at www.firstcloverleafbank.com. The Audit Committee met five times during the year ended December 31, 2012.

Audit Committee Report

The Audit Committee has prepared the following report:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2012;
•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	Received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee:

Kenneth Highlander (Chairman)

Gary D. Niebur

Joseph Stevens

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. Our executive officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Based on our review of ownership reports and management questionnaires, Director Helms filed a Form 5 to report the purchase of 200 shares of common stock, Executive Vice President and Chief Operating Officer Bradley S. Rench filed a Form 5 to report the sale of shares of common stock resulting from the termination of our ESOP, which sales occurred in three separate transactions, Senior Vice President and Chief Financial Officer Darlene F. McDonald filed a Form 5 to report the sale of shares of common stock resulting from the termination of our ESOP, which sales occurred in four separate transactions, President and Chief Executive Officer Dennis M. Terry filed a Form 5 to report the sale of shares of common stock resulting from the termination of our ESOP, which sales occurred in three separate transactions, and Director Mary Westerhold filed a Form 5 to revise her holdings as previously reported on her Form 3. Based on our review of ownership reports and management questionnaires, we believe that none of our other executive officers or directors failed to file these reports on a timely basis for 2012.

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Executive Compensation

The role of the Compensation and Personnel Committee (hereinafter, the “Compensation Committee”) is to review annually the compensation levels of the executive officers and directors and recommend compensation changes to the Board of Directors. The Compensation Committee is comprised entirely of outside, non-employee directors. It is the intention of the Compensation Committee to administer a program that will enable us to attract and retain talented executive officers who are capable of meeting our strategic goals and thereby maximize our performance for the benefit of the stockholders. The Compensation Committee considers four key elements of total compensation: base salary, benefits, annual incentive compensation, and long term incentives. The Compensation Committee did not engage a consulting firm during 2012.

The goal of our executive compensation philosophy is to enable the Company to attract, develop, and retain strong executive officers capable of maximizing the Company’s performance for the benefit of its stockholders. The Company’s compensation philosophy is to provide competitive compensation opportunities that are aligned with its financial performance and the generation of value for stockholders through stock-price appreciation. The Company’s focus is on retaining and motivating key executives, maintaining profitability, asset quality and loan growth, while aggressively controlling expenses.

Our annual compensation packages to executive officers are comprised of four key elements: base salary, benefits, annual incentive compensation and long-term incentives. The Compensation Committee does not use strict numerical formulas to determine changes in compensation for the chief executive officer, other executive officers or directors, but rather, the Compensation Committee weighs a variety of different factors in its deliberations. Such factors include emphasis on the profitability and scope of our operations, the experience and expertise and management skills of the executive officers and their roles, as well as on occasion utilizing outside compensation surveys to determine future compensation.

The following table sets forth for the years ended December 31, 2012 and 2011 certain information as to the total remuneration paid by us to Dennis M. Terry, who serves as our President and Chief Executive Officer, and our two most highly compensated executive officers during 2012 other than Mr. Terry who received total compensation in excess of $100,000 (collectively, the “named executive officers”). For a narrative description of information included in this table, please see the discussion in this proxy statement below.

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SUMMARY COMPENSATION TABLE
Name and principal position	Year		Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)		Total ($)
Dennis M. Terry	2012		274,535		84,932	23,400	(2)	382,867
President and Chief	2011		266,878	―	10,167	27,428		304,473
Executive Officer

William D. Barlow	2012	(3)	195,452		39,041	5,353	(4)	239,846
Senior Vice President
and Senior Lender

Bradley S. Rench (5)	2012		185,311		36,677	18,090	(6)	240,078
Executive Vice	2011		180,142	―	7,511	18,318		205,971
President and Chief
Operating Officer

(1)	Amounts in this column represent discretionary cash bonuses.
(2)	For 2012, includes an automobile allowance of $8,400 and $15,000 in contributions made by First Clover Leaf Financial Corp. into Mr. Terry’s 401(k) account.
(3)	Mr. Barlow began employment with First Clover Leaf Financial corp. in August 2011..
(4)	For 2012, includes $5,353 in contributions made by First Clover Leaf Financial Corp to Mr. Barlow’s 401(k) account.
(5)	Mr. Rench resigned in April 2013.
(6)	For 2012, includes an automobile allowance of $6,000 and $12,090 in contributions by First Clover Leaf Financial Corp. into Mr. Rench’s 401(k) account.

Base Salaries. Base salary and changes to the base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, the individual’s performance and contribution to our long-term strategic goals, performance targets, our financial performance and other relevant factors.

Cash Bonuses under our Incentive Compensation Program. The incentive compensation program is structured to reward individual participants with the objective of driving financial performance. Under this program, during 2012, Messrs. Terry, Barlow and Rench had the potential to earn, at target payout, a percentage ranging from 15% to 50% of their annual salaries. Annual incentive targets are established based on job level. During 2012, Mr. Terry’s incentive payout target was 25% of annual salary; Mr. Barlow’s incentive payout target was 15% of annual salary; and Mr. Rench’s incentive payout target was 15% of annual salary.

The amount of the bonuses paid for 2012 under the incentive compensation program are included in the Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.” For the year ended December 31, 2012, payments were paid in two installments; one in December 2012, and the final installment in February 2013. The amount of the bonuses payable upon attaining the threshold, target and maximum achievement levels are included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards Table.

Prior to the beginning of each calendar year, the Compensation Committee determines the specific financial goals that Messrs. Terry, Barlow and Rench must achieve in order to earn a bonus. The financial goals are different for each executive, and in 2012 the goals consisted of the following financial metrics:

Performance Measure	Threshold	Target	Maximum

Net Income	$3,778,458	$4,198,287	$5,037,944
Return on Average Equity	4.73%	5.25%	6.30%
Asset Growth	$516,268,569	$573,631,743	$688,358,092
Deposit Growth	$360,000	$400,000	$480,000
Loan Growth	$358,819,311	$395,465,901	$475,759,081
Credit Quality	2.20%	2.00%	1.60%
Efficiency Ratio	67.32%	61.20%	55.08%

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No award is paid if actual results are below the threshold level. For 2012, the Compensation Committee selected the following performance measures, as described above, for each executive as follows:

(1) Dennis Terry: Net Income, Return on Average Equity, Asset Growth, Credit Quality and Performance Evaluation;

(2) William Barlow: Net Income, Loan Growth, Credit Quality, Deposit Growth (personal portfolio), Performance Evaluation;

(3) Bradley Rench: Net Income, Return on Average Equity, Credit Quality, Efficiency Ratio, Performance Evaluation;

Measurement and payment of any cash bonus occurs after the end of the calendar year when the actual performance results become known and can be reviewed by the Compensation Committee.

Plan-Based Awards. The incentive compensation program includes performance goals at a threshold, target and maximum achievement level, with the potential award increasing accordingly. No payments will be made to an executive under the Plan if actual performance does not exceed the threshold performance goals. Above the threshold level, payouts under the Plan will be made to an executive on a sliding scale depending upon the level by which the actual performance exceeds the threshold assigned to that executive. The performance goals are interpolated for achievement in between the break points. No payout will occur unless there is a satisfactory audit and individual performance evaluation.

The following table sets forth the threshold, target and maximum award payouts that were established during the year ended December 31, 2012 for the named executive officers under the terms of our non-equity incentive compensation program for 2012 performance. For a discussion of this plan, see “– Cash Bonuses under our Incentive Compensation Program.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Dennis M. Terry	(1)	—	68,054	136,108
William D. Barlow	(1)	—	29,070	58,140
Bradley S. Rench	(1)	—	27,562	55,124

(1)	On an annual basis, Messrs. Terry, Barlow and Rench are eligible to receive incentive cash bonuses under our incentive compensation program.

Employment Agreements. Effective January 1, 2008, both First Clover Leaf Financial Corp. and our wholly owned subsidiary savings bank, First Clover Leaf Bank (collectively, “First Clover Leaf”), amended and restated our employment agreement with Dennis M. Terry, our President and Chief Executive Officer.

The agreement has a term of 36 months from January 1, 2008. Commencing on January 1, 2009, and continuing on each January 1st thereafter, the agreement renews for an additional year such that the remaining term is 36 full calendar months provided, however, that the Board shall at least 60 days before each anniversary date conduct a comprehensive performance evaluation and review of the executive for purposes of determining whether to extend the agreement. If written notice of non-renewal is provided to the executive, the term of the agreements will not be extended and the remaining term will be 24 months from the anniversary date. On November 23, 2010, pursuant to the employment agreements between the Company, the Bank and Mr. Terry, the Bank delivered to Mr. Terry notice of non-renewal of the employment agreements.  As a result, the employment agreement was to expire on December 31, 2012. On November 4, 2011, the contract was extended until December 31, 2013, unless ended sooner in accordance with its terms.  However, Mr. Terry’s employment will not necessarily terminate when the agreement expires.

Under the agreement, the 2013 base salary for Mr. Terry is $279,021 and the 2012 base salary for Mr. Terry was $272,216. Under the agreement, Mr. Terry’s base salary will be reviewed annually, and the base salary may be increased but not decreased. In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement also provides Mr. Terry with an automobile allowance of not less than $700 per month.

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The agreement provides for termination by First Clover Leaf for cause at any time. Under the agreement, if Mr. Terry’s employment is involuntarily terminated (other than for cause, death or disability) or is terminated for good reason, as defined in the agreement, First Clover Leaf is obligated to pay a lump sum equal to the remaining amounts that Mr. Terry would have received under the agreement if he had continued employment through the remainder of the then-current term, including the maximum bonus or incentive awards, if any, that would be payable to Mr. Terry in each calendar year that ends during the term of the agreement, and the annual contributions or payments that would have been made on Mr. Terry’s behalf in any employee benefit plan maintained by First Clover Leaf, as if Mr. Terry had continued his employment for the remainder of the term under the agreement. Such amounts shall be paid 30 days after termination, unless a six-month delay is required by Internal Revenue Code Section 409A. Based on Mr. Terry’s 2012 salary, and assuming such termination occurred on December 31, 2012, the total compensation that would be owed to Mr. Terry under his employment agreement in the event of such termination would be $713,206.

If his employment is terminated in connection with a change in control, First Clover Leaf is obligated to pay Mr. Terry a lump sum equal to the total amount that Mr. Terry would have earned under the agreement if Mr. Terry had continued his employment for 36 months after the date of his termination of employment (regardless of the duration of the then-current term), including maximum bonus or incentive awards and contributions or payments made on Mr. Terry’s behalf under any employee benefit plan, as stated above, subject to reduction to the extent necessary to avoid an excess parachute payment under Internal Revenue Code Section 280G. Based on Mr. Terry’s 2012 salary, the total compensation that would be owed to Mr. Terry under his employment agreement in the event of his termination in connection with a change in control would be $1,001,755, assuming a change in control occurred on December 31, 2012. In the event of Mr. Terry’s disability as defined in the agreement, First Clover Leaf may terminate the agreements, provided that First Clover Leaf will be obligated to pay Mr. Terry his base salary for a period of one year following his termination of employment. Based on Mr. Terry’s 2012 salary, and assuming Mr. Terry was paid under this provision of his agreement and was paid beginning December 31, 2012, the total compensation that would be owed to Mr. Terry under his employment agreement in the event of his disability as defined in the agreement would be $272,216. In the event of Mr. Terry’s death during the term of the agreement, First Clover Leaf will pay his base salary to his named beneficiaries for one year following his date of death, which amount, based on Mr. Terry’s 2012 salary would be $272,216, assuming Mr. Terry had died on December 31, 2012.

The agreement provides that, following the later of the expiration of the employment agreement or his termination of employment for reasons other than disability, change in control, or non-renewal of the agreement, Mr. Terry will not compete with First Clover Leaf Bank for a period of one year in any city or county in which First Clover Leaf Bank has an office or has filed an application for regulatory approval to establish an office, and will not solicit employees or customers of First Clover Leaf Bank to leave the bank.

We have entered into an employment agreement with William Barlow, our Senior Vice President and Senior Lender. The agreement has a term of 12 months. On the anniversary date, the agreement may be extended for an additional 12 months so that the remaining term is 12 months provided, however, that the Board shall at least 60 days before such anniversary date conduct a comprehensive performance evaluation and review of the executive for purposes of determining whether to extend the agreement. Under the agreement, the 2013 and 2012 base salaries for Mr. Barlow are $198,645 and $193,800, respectively. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel. We may terminate the agreement for cause at any time.

Under the agreement, if the executive’s employment is involuntarily terminated (other than for cause, death or disability) or is terminated for good reason, as defined in the agreement, we will be obligated to pay the executive a lump sum equal to the value of the executive’s base salary, bonus and benefits for 12 months, which, based upon Mr. Barlow’s 2012 salary, would be $263,568. If the executive’s employment is terminated in connection with a change in control, we will be obligated to pay the executive a lump sum equal to the value of his base salary, bonus and benefits for 18 months which, based upon 2012 salary, would be $366,282 for Mr. Barlow, subject to reduction to the extent necessary to avoid an excess parachute payment under Internal Revenue Code Section 280G. Such payments will be made 30 days after the termination of employment unless Internal Revenue Code Section 409A requires a six-month delay. In the event of the executive’s disability as defined in the agreement, we may terminate the agreement provided that we will be obligated to pay his base salary for the remainder of the term of the agreement, reduced by any disability benefits paid to Mr. Barlow pursuant to any disability insurance program maintained by us. Assuming such disability occurred on December 31, 2012, Mr. Barlow would not receive any payment under this provision of his agreement. In the event of the executive’s death during the term of the agreement, we will pay the executive’s base salary to the named beneficiaries for the remaining term of the agreement which, as of December 31, 2012, would result in no payment under this provision.

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The agreement provides that, following termination of the executive’s employment for reasons other than disability, change in control, or non-renewal of the agreement, the executive will not for a period of two years solicit any of the employees of the Company to leave their employment with the Company, or solicit the business of any customers or clients of the Company.

401(k) Plan. We maintain a 401(k) plan which is a tax-qualified, retirement plan with a salary-deferral feature under Section 401(k) of the Internal Revenue Code. All employees who complete one year of employment during which they worked at least 1,000 hours are eligible to participate.

Under the 401(k) Plan, participants are permitted to make salary reduction contributions up to the maximum percentage of compensation and dollar amounts permissible under the Internal Revenue Code. All employee contributions and earnings thereon are fully and immediately vested. The contribution to the plan for the profit sharing contribution is determined by the Board of Directors and was set at 3% of gross earnings through December 31, 2012. The 401(k) component of the plan allows participants to defer a portion of their compensation up to 50%. Such deferral accumulates on a tax deferred basis until the employee withdraws the funds. We match the employee contributions for the 401(k) plan up to 3% of compensation.

Employee Stock Ownership Plan and Trust. The Company had an employee stock ownership plan (ESOP) that covered substantially all employees who had attained the age of 21 and completed one year of service. The Company terminated the ESOP effective December 31, 2011.

We have no equity-based benefit plans.

Director Compensation

The following table sets forth for the year ended December 31, 2012 certain information as to the total remuneration we paid to our directors. Beginning in January 2011, Mr. Terry no longer received compensation for his service as a director.

Name	Fees earned or paid in cash ($)	Total ($)

Joseph J. Gugger	20,200	20,200
Joseph Helms	19,200	19,200
Kenneth Highlander	21,000	21,000
Gary D. Niebur	19,600	19,600
Gerard A. Schuetzenhofer	23,700	23,700
Joseph Stevens	17,400	17,400
Dennis E. Ulrich(1)	9,000	9,000
Mary Westerhold	18,600	18,600

_______________________ (1) Mr. Ulrich’s term expired at the 2012 Annual Meeting of Stockholders.

Director Deferred Fee Plan. We maintain a non-qualified director deferred fee plan, under which directors may elect to defer receipt of their director fees until a specified date or termination of service on the Board. Interest was credited at the rate equal to the one-year certificate of deposit rate offered by us as of January 2, 2011. Effective January 1, 2012, participants must self-direct the investment of their accounts. Payments are made in a lump sum or monthly, quarterly or annual installments, as elected by the director at the time of deferral. Upon a director’s death, the director’s deferred account is paid as a lump sum. During 2012, four directors deferred fees. The aggregate amount owed to directors under the Plan is $444,466.

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We pay no fees for service on the Board of Directors of First Clover Leaf Financial Corp. or Board committees. However, each of the individuals who currently serves as one of our directors also serves as a director of First Clover Leaf Bank and earns fees in that capacity. First Clover Leaf Bank pays the Chairman of the Board a fee of $2,000 for each scheduled meeting. Each other director receives a fee of $1,500 for each scheduled meeting. First Clover Leaf Bank pays each non-employee Board member $100 for attendance at meetings of the Loan Committee, and $200 per quarter for attendance at meetings of the Audit Committee. The Audit Committee Chairman and the Compensation Committee meeting receive a fee of $500 and $200 respectively for attendance at their respective meetings. First Clover Leaf Bank paid fees totaling $148,700 to the board members of First Clover Leaf Financial Corp. who sat on the board of First Clover Leaf Bank for the year ended December 31, 2012. In addition, $3,000 in fees were paid for the services of the corporate secretary.

Transactions With Certain Related Persons

In the ordinary course of business, First Clover Leaf Bank makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to other borrowers not related to First Clover Leaf Bank. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan, for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to First Clover Leaf Bank. This exception covers loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to First Clover Leaf Financial Corp.’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

PROPOSAL II – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has approved the engagement of Crowe Horwath LLP to serve as our independent registered public accounting firm for the year ending December 31, 2013. Auditors are not deemed independent unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the auditor.

At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for the year ending December 31, 2013. A representative of Crowe Horwath LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Audit Fees. The aggregate fees billed for professional services rendered by Crowe Horwath LLP for the audit of our annual financial statements and for the review of our Form 10-K were $108,000 and $89,000 for the years ended December 31, 2012 and 2011, respectively. Additionally, the aggregate fees billed for professional services rendered by McGladrey & Pullen, LLP (“McGladrey”), our former independent accounting firm, for our 2011 audit and review of our Form 10-K and Forms 10-Q in 2011 was $50,950.

Audit-Related Fees. The aggregate fees of $6,806 billed by Crowe Horwath LLP for 2012 consisted of financial accounting and reporting consultations and other services related to SEC matters. The aggregate fees billed by Crowe Horwath in 2011 were $7,000 for our annual HUD audit. These were the only fees that were reasonably related to the performance of the audits described above for 2012 and 2011, respectively.

Tax Fees. The aggregate fees billed for professional services by Crowe Howath in 2012 were $13,500. Tax fees billed by RSM McGladrey, Inc., an affiliate of McGladrey, for tax services in 2011 were $16,627.

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All Other Fees. There were no fees billed for professional services rendered for us by Crowe Horwath LLP for service other than those listed above for 2012 and 2011, respectively. Subsequent to our dismissal of McGladrey as independent registered public accounting firm, effective November 14, 2011, McGladrey was hired to perform internal control assessment and testing for which we were billed $36,000 and $26,200 during 2012 and 2011, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of the tax fees and the other non-audit fees described above during 2012 and 2011.

The Audit Committee has considered whether the provision of non-audit services by Crowe Horwath LLP relating primarily to corporate income taxes, is compatible with maintaining the independence of Crowe Horwath LLP. The Audit Committee concluded that performing such services would not affect the independence of Crowe Horwath LLP in performing its function as auditor of the Company.

In order to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm for 2013, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as independent registered public accounting firm for 2013.

PROPOSAL III – Advisory Vote on Executive Compensation

The compensation of our Chief Executive Officer and our two other most highly compensated executive officers (“named executive officers”) is described in “PROPOSAL 1 – Election of Directors – Executive Officer Compensation.” Stockholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our named executive officers.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “PROPOSAL 1 – Election of Directors – Executive Officer Compensation” in this Proxy Statement. Accordingly, the following resolution will be submitted for a stockholder vote at the 2013 Annual Meeting:

“RESOLVED, that the stockholders of First Clover Leaf (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “PROPOSAL 1 – Election of Directors – Executive Officer Compensation” section set forth in the Proxy Statement for this Annual Meeting.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Company and the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this matter.

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Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

The Board of Directors unanimously recommends that you vote “for” the resolution set forth in Proposal Three. Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

PROPOSAL IV – Frequency of Advisory Votes on Executive Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s stockholders the opportunity to cast an advisory vote on whether a non-binding stockholder resolution to approve the compensation of the Company’s named executive officers (the “say-on-pay” advisory vote in Proposal 3 above) should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year. The determination was based upon the premise that named executive officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Vote Required

Generally, approval of any matter presented to stockholders requires a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company’s proxy statement.

Board Recommendation

The Board of Directors unanimously recommends that you vote “for” the One Year option. Unless otherwise instructed, validly executed proxies will be voted “FOR” the One Year frequency option.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Stockholders, we must receive any stockholder proposal to take action at such meeting at our executive office, 6814 Goshen Road, Edwardsville, Illinois, no later than December 27, 2013. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

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ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to our Secretary not more than 120 days and not less than 90 days prior to the date of our proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 20 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which we first make public announcement of the date of the annual meeting. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

The date on which the 2014 Annual Meeting of Stockholders is expected to be held is May 29, 2014. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2013 Annual Meeting of Stockholders, based upon the date of this proxy statement, must be given to us no earlier than December 27, 2013 and no later than January 26, 2014.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

MISCELLANEOUS

We will bear the cost of solicitation of proxies and we will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Our proxy statement, Annual Report to Stockholders and proxy card are available on www.cfpproxy.com/6040.

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OUR 2012 ANNUAL REPORT TO STOCKHOLDERS IS BEING FURNISHED TO STOCKHOLDERS. COPIES OF ALL OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT 6814 GOSHEN ROAD, EDWARDSVILLE, ILLINOIS 62025, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Donna Brandmeyer

Donna Brandmeyer
Corporate Secretary

Edwardsville, Illinois
April 26, 2013

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REVOCABLE PROXY

FIRST CLOVER LEAF FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS

May 30, 2013

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of First Clover Leaf Financial Corp. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Thursday, May 30, 2013. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	WITHHELD	FOR ALL EXCEPT
1.

The election as Directors of the nominees listed below each to serve for a three-year term.

Joseph J. Gugger

Kenneth Highlander

Gary D. Niebur

INSTRUCTION: To withhold your vote for one or more nominees, mark “For all Except” and write the name(s) of the nominee(s) on the line(s) below.

__________________________________

__________________________________

		☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	The approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.	The frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for stockholder consideration.	☐	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of Proposals 1, 2 and 3 and “FOR” the “ONE YEAR” Option for Proposal 4.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2 AND 3 AND FOR THE “ONE YEAR” OPTION FOR PROPOSAL 4. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and proxy statement, both dated April 26, 2013 and audited financial statements.

Dated:	☐ Check Box if You Plan
to Attend Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.